Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                 ARRAN2005

Arran Funding Limited - Series:          05-A

ABS - Credit Card - Bank, Closing Date   December 15, 2005

As at:                                   June 15, 2006

                       RATING (S&P/Moodys/Fitch)        POOLFACTOR         PAY                  COUPON
TRANCHE     CURRENCY      ORIGINAL     CURRENT      ORIGINAL   CURRENT  FREQUENCY         BASIS          CURRENT
-----------------------------------------------------------------------------------------------------------------
Class A        USD    AAA /Aaa/AAA  AAA /Aaa/AAA      100%       100%    Monthly   1 Mth LIBOR + 0.02%   5.10063%
Class B        USD       A/A1/A        A/A1/A         100%       100%    Monthly   1 Mth LIBOR + 0.18%   5.26063%
Class C        USD    BBB/Baa2/NR    BBB/Baa2/NR      100%       100%    Monthly   1 Mth LIBOR + 0.32%   5.40063%

        Scheduled start of Controlled Accumulation: June, 2007
        Expected maturity:                          15 December, 2008
        Legal final maturity:                       15 December, 2010
        Structure:                                  Sr/sub Seq Pay
        Tax Election:                               Debt
        Amort. Type:                                Soft Bullet
        Transferors:                                The Royal Bank of Scotland plc / National Westminster Bank plc
        Originators:                                The Royal Bank of Scotland plc / National Westminster Bank plc
        Servicer:                                   RBS Cards, a division of The Royal Bank of Scotland plc
        Trustee:                                    Bank of New York (The)
        Underwriter:                                The Royal Bank of Scotland plc

Pool Performance

-----------------------------------------------------------------------------------------------------------------

Month end     Gross     Expense    Gross Charge     Net Charge    Excess         Excess      Transferor Interest
            Yield (%)   Rate (%)   Off Rate (%)    Off Rate (%)  Spread (%)     Spread (%)           %     Min %
                                                                              Roll 1/4 Ave
31 May 2006   21.17%      5.64%        7.96%            7.76%        7.77%        7.62%            42.10%    6%
30 Apr 2006   17.93%      4.94%        6.19%            6.04%        6.95%        7.50%            42.57%    6%
31 Mar 2006   21.86%      6.03%        7.79%            7.68%        8.15%        7.98%            42.14%    6%
28 Feb 2006   18.24%      5.09%        5.88%            5.76%        7.40%         N/A             44.54%    6%
31 Jan 2006   19.99%      5.44%        6.22%            6.17%        8.38%         N/A             45.20%    6%
31 Dec 2005   19.85%       N/A         6.16%            6.12%         N/A          N/A             46.35%    6%

     Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

            The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
-----------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                    (% Pool)
             -----------------------------------------------------------
Month end    30-59 days      60-89 days     90-179 days     180+ days      Total
---------    ----------      ----------     -----------     ---------      -----

31 May 2006    1.29%            1.06%           2.48%          3.47%       8.31%
30 Apr 2006    1.37%            1.03%           2.43%          3.47%       8.30%
31 Mar 2006    1.29%            1.01%           2.40%          3.36%       8.06%
28 Feb 2006    1.32%            0.97%           2.32%          3.24%       7.85%
31 Jan 2006    1.27%            0.93%           2.27%          3.11%       7.58%
31 Dec 2005    1.17%            0.92%           2.18%          2.99%       7.26%

--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                 Payments                               Pool balance
            -------------------------------             ------------
Month End   Total ((pound)000)   Rate (%)                (pound)000

31 May 2006   1,202,916           23.90%                  4,992,642
30 Apr 2006     977,762           19.57%                  5,033,594
31 Mar 2006   1,302,499           24.99%                  4,996,352
28 Feb 2006   1,071,000           20.30%                  5,212,805
31 Jan 2006   1,239,175           23.00%                  5,275,021
31 Dec 2005   1,200,030           22.33%                  5,388,175

Due to an error, in the report for the April 18, 2006 Distribution Date the Payment Rate for the month ended March 31, 2006 was incorrectly shown as 24.69%. The correct rate was 24.99%, as shown above.
--------------------------------------------------------------------------------

-------------------------------------------------
Average Actual Balance:             (pound)1,108

Number of Accounts:                    4,506,123
---------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of June, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business